March 3, 2016

Versus Capital Multi-Manager Real Estate Income Fund LLC

4500 Cherry Creek Drive South, 5th Floor

Glendale, CO 80246

Re:       Registration Statement on Form N-2 (File Nos. 333-209345 and 811-22534);

            Registration Statement on Form N-2 (File Nos. 333-172947 and 811-22534)

Ladies and Gentlemen:

We have acted as counsel for Versus Capital Multi-Manager Real Estate Income Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), in connection with the preparation and filing of its Registration Statement on Form N-2 (File Nos. 333-209345 and 811-22534) filed with the Securities and Exchange Commission (the “Commission”) on February 3, 2016, and Post-Effective Amendment No. 11 (the “Post-Effective Amendment”) to its Registration Statement on Form N-2 (File Nos. 333-172947 and 811-22534) filed with the Commission and declared effective on December 9, 2011 (collectively, the “Registration Statement”).  The Post-Effective Amendment is being filed pursuant to paragraph (b) of Rule 486 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), relating to the registration of the offer and sale by the Fund of up to $2,000,000,000 of shares of beneficial interest of the Fund (the “Shares”).

In rendering the opinion set forth below, we have examined and relied upon such certificates, limited liability company records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Certificate of Formation of the Fund, (iii) the Amended and Restated Limited Liability Company Agreement of the Fund and (iv) resolutions adopted by the Board of Directors of the Fund, relating to, among other things, the offer and sale of the Shares by the Fund.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates of public officials, certificates of officers or representatives of the Fund and others, and such other agreements, documents, instruments, certificates and records, and such matters of law, and we have made such inquiries of officers and representatives of the Fund, as we have deemed relevant, appropriate or necessary as a basis for the opinion set forth herein.

In rendering the opinion expressed below, we have assumed: (i) the legal capacity of all natural persons signing all documents and that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine; (ii) that all documents submitted to us as originals or duplicate originals are authentic; and (iii) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied as we have deemed relevant, appropriate or necessary upon oral or written statements and representations of officers and other representatives of the Fund and others.

NY:1794545.3

Based upon the foregoing and subject to the assumptions, qualifications and other matters stated herein, we are of the opinion that the Shares have been duly authorized by all requisite limited liability company action on the part of the Fund and, when duly delivered against payment therefor as contemplated by the Amended and Restated Underwriting Agreement, dated as of December 17, 2012, the form of which was filed as Exhibit 99.h(1) to the registration statement on Form N-2 (File Nos. 333-172947 and 811-22534) filed with the Commission on December 19, 2012, under the Securities Act and the Investment Company Act, will be validly issued, fully paid and nonassessable.

 The foregoing opinion is limited to the Limited Liability Company Act of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing.  We express no opinion with respect to the laws of any other state, jurisdiction or political subdivision.

We hereby consent to the filing of this opinion as Exhibit 99.1 to the Registration Statement.  In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP

                                                                                    WINSTON & STRAWN LLP

2

NY:1794545.3